Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104
Huntington Ingalls Industries Reports Third Quarter Results

•	Revenues were $1.8 billion for the third quarter of 2015

•	Segment operating margin was 9.6 percent, up from 8.8 percent in Q3 2014

•	Total operating margin was 11.1 percent, up from 10.0 percent in Q3 2014

•	Diluted earnings per share was $2.29 for the quarter

•	Cash and cash equivalents at the end of the quarter were $671 million

NEWPORT NEWS, Va. (Nov. 5, 2015) - Huntington Ingalls Industries (NYSE:HII) reported third quarter 2015 revenues of $1.8 billion, up 4.8 percent compared to the same period last year. Third quarter diluted earnings per share was $2.29, compared to diluted earnings per share of $1.96 in the same period of 2014. Adjusted diluted earnings per share for the quarter was $1.98, compared to $1.67 in the same period of 2014.
Segment operating income for the third quarter was $172 million, compared to $151 million in the same period last year. Total operating income for the quarter was $200 million, compared to $171 million in the same period last year. The increase in operating income was primarily attributable to higher performance at Ingalls on the LHA-6 America-class and the LPD-17 San Antonio-class programs, as well as a favorable FAS/CAS Adjustment.
New contract awards were approximately $0.8 billion for the quarter, bringing total backlog at the end of Q3 2015 to $23.3 billion, of which $12.5 billion was funded.
"Strong execution at Ingalls resulted in solid operating performance during the quarter," said HII President and CEO Mike Petters. "We remain on track to achieve our 9-plus percent shipbuilding operating margin target for 2015."

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Third Quarter 2015 Highlights

	Three Months Ended
	September 30
(In millions, except per share amounts)	2015	2014	$ Change	% Change
Revenues	$1,800	$1,717	$83	4.8%
Segment operating income[1]	172	151	21	13.9%
Segment operating margin %[1]	9.6%	8.8%		76 bps
Total operating income	200	171	29	17.0%
Total operating margin %	11.1%	10.0%		115 bps
Net earnings	111	96	15	15.6%
Diluted earnings per share	$2.29	$1.96	$0.33	16.8%
Weighted-average diluted shares outstanding	48.4	49.0

Adjusted Net Earnings
Net earnings	111	96	15	15.6%
After-tax FAS/CAS Adjustment[2]	(18)	(14)	(4)	28.6%
After-tax loss on early extinguishment of debt[2]	3	—	3	—%
Adjusted net earnings[3]	96	82	14	17.1%
Weighted-average diluted shares outstanding	48.4	49.0
Adjusted diluted earnings per share[3]	$1.98	$1.67	$0.31	18.6%
[1] Non-GAAP metric that excludes non-segment factors affecting operating income. See Exhibit B for definition and reconciliation.
[2] Tax effected at 35% federal statutory tax rate.
[3] Non-GAAP metrics - see Exhibit B for definitions and reconciliations.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Operating Segment Results

Ingalls Shipbuilding

	Three Months Ended
	September 30
($ in millions)	2015	2014	$ Change	% Change
Revenues	$593	$559	$34	6.1%
Operating income (loss)	77	55	22	40.0%
Operating margin %	13.0%	9.8%		315 bps

Ingalls revenues for the third quarter increased $34 million, or 6.1 percent, from the same period in 2014, driven by higher revenues in Surface Combatants, partially offset by lower revenues in Amphibious Assault Ships and the National Security Cutter (NSC) program. The increase in Surface Combatants revenues was due to higher volumes on DDG-121 (unnamed) and DDG-119 Delbert D. Black. The decrease in Amphibious Assault Ships revenues was due to lower volumes on LPD-26 John P. Murtha and LPD-27 Portland, partially offset by higher volume on LHA-7 Tripoli. The decrease in the NSC program revenues was due to lower volumes on NSC-4 USCGC Hamilton and NSC-5 USCGC James, partially offset by higher volumes on NSC-8 Midgett and NSC-7 Kimball.
Ingalls operating income for the quarter was $77 million, an increase of $22 million over the same period in 2014. Ingalls operating margin was 13.0 percent for the quarter, compared to 9.8 percent in Q3 2014. These increases were primarily due to improved performance on the LHA-6 America-class and the LPD-17 San Antonio-class programs.
Key Ingalls highlights for the quarter:

•	Launched the sixth National Security Cutter, NSC-6 Munro (WMSL 755)

•	Began construction of Arleigh Burke-class destroyer DDG-119 Delbert D. Black

•	NSC-5 James (WMSL 754) sailed away

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	September 30
($ in millions)	2015	2014	$ Change	% Change
Revenues	$1,177	$1,097	$80	7.3%
Operating income (loss)	100	101	(1)	(1.0)%
Operating margin %	8.5%	9.2%		(71) bps

Newport News revenues for the third quarter increased $80 million, or 7.3 percent, from the same period in 2014, driven by higher revenues in Submarines and Fleet Support services, partially offset by lower revenues in Aircraft Carriers. Submarines revenues related to the SSN-774 Virginia-class submarine program were higher due to higher volumes on Block IV boats, partially offset by lower volumes on Block III boats. The increase in Fleet Support services revenues was primarily due to higher volumes associated with Aircraft Carrier support services. The decrease in Aircraft Carrier revenues was due to lower volumes on the execution contract for the CVN-72 USS Abraham Lincoln RCOH and the construction contract for CVN-78 Gerald R. Ford, partially offset by higher volume on the construction contract for CVN-79 John F. Kennedy.
Newport News operating income for the quarter was $100 million, a $1 million decrease from the same period in 2014. Newport News operating margin was 8.5 percent for the quarter, down from 9.2 percent in Q3 2014. These decreases were due to lower performance on the construction contract for CVN-78 Gerald R. Ford and lower volumes on Aircraft Carriers RCOH programs, partially offset by higher volumes on the SSN-774 Virginia-class submarine program and the resolution of outstanding contract changes on the CVN-71 USS Theodore Roosevelt RCOH.
Key Newport News highlights for the quarter:

•	Hosted keel-laying ceremony for CVN-79 John F. Kennedy

•	Crew moved aboard CVN-78 Gerald R. Ford

•	Began final testing of the steam-powered systems aboard CVN-72 USS Abraham Lincoln

•	Achieved "pressure hull complete" construction milestone on the Virginia-class submarine Washington (SSN-787)

•
Awarded a $106 million contract for engineering and design work on the Los Angeles-, Virginia- and Ohio-class submarines, plus work related to submarine support facilities and special mission submersibles

•	Awarded a $57.8 million contract for planning work to upgrade the Los Angeles-class submarine USS Columbus (SSN-762)

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Other

	Three Months Ended
	September 30
($ in millions)	2015	2014	$ Change	% Change
Revenues	$30	$61	$(31)	(50.8)%
Operating income (loss)	(5)	(5)	—	—%
Operating margin %	(16.7)%	(8.2)%		(847) bps

Revenues in the Other segment for the third quarter decreased $31 million, or 50.8 percent, from the same period in 2014 due to lower volumes in oil and gas services. Operating loss in the quarter was $5 million, which was consistent with the operating loss in Q3 2014.

The Company
Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of manufacturing, engineering and management services to the nuclear energy, oil and gas markets. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. Headquartered in Newport News, Virginia, HII employs approximately 37,000 people operating both domestically and internationally. For more information, visit: www.huntingtoningalls.com.

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. EST today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions, except per share amounts)	2015	2014	2015	2014
Sales and service revenues
Product sales	$1,461	$1,385	$4,137	$4,150
Service revenues	339	332	978	880
Total sales and service revenues	1,800	1,717	5,115	5,030
Cost of sales and service revenues
Cost of product sales	1,164	1,086	3,121	3,277
Cost of service revenues	292	278	846	743
Income (loss) from operating investments, net	6	7	9	10
General and administrative expenses	150	189	473	509
Goodwill impairment	—	—	59	—
Operating income (loss)	200	171	625	511
Other income (expense)
Interest expense	(25)	(27)	(73)	(83)
Earnings (loss) before income taxes	175	144	552	428
Federal income taxes	64	48	198	142
Net earnings (loss)	$111	$96	$354	$286

Basic earnings (loss) per share	$2.31	$1.97	$7.33	$5.85
Weighted-average common shares outstanding	48.0	48.7	48.3	48.9

Diluted earnings (loss) per share	$2.29	$1.96	$7.28	$5.80
Weighted-average diluted shares outstanding	48.4	49.0	48.6	49.3

Dividends declared per share	$0.40	$0.20	$1.20	$0.60

Net earnings (loss) from above	$111	$96	$354	$286
Other comprehensive income (loss)
Change in unamortized benefit plan costs	21	8	65	24
Other	(7)	(2)	(7)	—
Tax benefit (expense) for items of other comprehensive income	(4)	(3)	(22)	(9)
Other comprehensive income (loss), net of tax	10	3	36	15
Comprehensive income (loss)	$121	$99	$390	$301

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	September 30 2015	December 31 2014
Assets
Current Assets
Cash and cash equivalents	$671	$990
Accounts receivable, net	1,278	1,038
Inventoried costs, net	308	339
Deferred income taxes	126	129
Prepaid expenses and other current assets	36	50
Total current assets	2,419	2,546
Property, plant, and equipment, net of accumulated depreciation of $1,453 million as of 2015 and $1,351 million as of 2014	1,750	1,792
Goodwill	973	1,026
Other purchased intangibles, net	528	547
Pension plan assets	28	17
Long-term deferred tax asset	188	212
Miscellaneous other assets	156	129
Total assets	$6,042	$6,269
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$296	$269
Accrued employees’ compensation	216	248
Current portion of long-term debt	—	108
Current portion of postretirement plan liabilities	143	143
Current portion of workers’ compensation liabilities	226	221
Advance payments and billings in excess of revenues	141	74
Other current liabilities	272	249
Total current liabilities	1,294	1,312
Long-term debt	1,305	1,592
Pension plan liabilities	879	939
Other postretirement plan liabilities	513	507
Workers’ compensation liabilities	458	449
Other long-term liabilities	103	105
Total liabilities	4,552	4,904
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 52.0 million issued and 47.2 million outstanding as of September 30, 2015, and 51.5 million issued and 48.3 million outstanding as of December 31, 2014	1	1
Additional paid-in capital	1,948	1,959
Retained earnings (deficit)	821	525
Treasury stock	(454)	(258)
Accumulated other comprehensive income (loss)	(826)	(862)
Total stockholders’ equity	1,490	1,365
Total liabilities and stockholders’ equity	$6,042	$6,269

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30
($ in millions)	2015	2014
Operating Activities
Net earnings (loss)	$354	$286
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	116	136
Amortization of purchased intangibles	19	20
Amortization of debt issuance costs	6	8
Stock-based compensation	29	22
Excess tax benefit related to stock-based compensation	(11)	(15)
Deferred income taxes	5	11
Proceeds from insurance settlement related to investing activities	(21)	—
Goodwill impairment	59	—
Loss on early extinguishment of debt	4	—
Change in
Accounts receivable	(245)	34
Inventoried costs	31	41
Prepaid expenses and other assets	(39)	4
Accounts payable and accruals	108	(186)
Retiree benefits	(1)	(48)
Other non-cash transactions, net	3	1
Net cash provided by (used in) operating activities	417	314
Investing Activities
Additions to property, plant, and equipment	(86)	(91)
Acquisitions of businesses, net of cash received	(6)	(272)
Proceeds from disposition of assets	32
Proceeds from insurance settlement related to investing activities	21	—
Net cash provided by (used in) investing activities	(39)	(363)
Financing Activities
Repayment of long-term debt	(395)	(36)
Debt issuance costs	(9)	—
Dividends paid	(58)	(30)
Repurchases of common stock	(192)	(112)
Employee taxes on certain share-based payment arrangements	(54)	(64)
Proceeds from stock option exercises	—	2
Excess tax benefit related to stock-based compensation	11	15
Net cash provided by (used in) financing activities	(697)	(225)
Change in cash and cash equivalents	(319)	(274)
Cash and cash equivalents, beginning of period	990	1,043
Cash and cash equivalents, end of period	$671	$769
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$210	$132
Cash paid for interest	$68	$96
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$3	$4

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “adjusted net earnings,” and “adjusted diluted earnings per share.”

Segment operating income is defined as total operating income before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is defined as segment operating income as a percentage of total sales and service revenues.

Adjusted net earnings is defined as net earnings adjusted for the tax effected impact of the loss on early extinguishment of debt in the third quarter of 2015 and the tax effected FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

We internally manage our operations by reference to "segment operating income" and "segment operating margin," which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, total operating income and total operating margin or any other performance measure presented in accordance with GAAP. They are metrics we use to evaluate our core operating performance. We believe segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these metrics are useful to investors because they normalize our operating performance by excluding non-recurring items or items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	September 30
($ in millions)	2015	2014
Sales and Service Revenues
Ingalls	$593	$559
Newport News	1,177	1,097
Other	30	61
Total Sales and Service Revenues	1,800	1,717
Segment Operating Income
Ingalls	77	55
As a percentage of revenues	13.0%	9.8%
Newport News	100	101
As a percentage of revenues	8.5%	9.2%
Other	(5)	(5)
As a percentage of revenues	(16.7)%	(8.2)%
Total Segment Operating Income	172	151
As a percentage of revenues	9.6%	8.8%
Non-segment factors affecting operating income
FAS/CAS Adjustment	27	21
Deferred state income taxes	1	(1)
Total Operating Income	200	171
Interest expense	(25)	(27)
Federal income taxes	(64)	(48)
Net Earnings	$111	$96

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share

	Three Months Ended
	September 30
(in millions, except per share amounts)	2015	2014
Adjusted Net Earnings
Net Earnings	$111	$96
Adjustment for loss on early extinguishment of debt[1]	3	—
Adjustment for FAS/CAS Adjustment[1]	(18)	(14)
Adjusted Net Earnings	$96	$82

Adjusted Diluted EPS
Weighted-Average Diluted Shares Outstanding	48.4	49.0
Diluted earnings per share	$2.29	$1.96
After-tax loss on early extinguishment of debt per share	0.06	—
After-tax FAS/CAS Adjustment per share	(0.37)	(0.29)
Adjusted Diluted EPS	$1.98	$1.67

[1]Tax effected at 35% federal statutory tax rate.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com